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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest reported):  April 5, 2001
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                                   DDi Corp.
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            (Exact name of registrant as specified in its chapter)

        Delaware                   0-30241                   06-1576013
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(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation            File Number)            Identification No.)

           1220 Simon Circle                            92806
          Anaheim, California                         (Zip Code)
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(Address of principal executive offices)

Registrant's telephone number, including area code:      (714) 688-7200
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     _____________________________________________________________________
         (Former name or former address, if changed since last report)
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Item 5. Other Events

     DDi Corp. (the "Company") will hold its annual meeting of stockholders on Friday, June 1, 2001. The Annual Meeting will be held at 10:00 a.m., California time, at our principal executive offices located at 1220 Simon Circle, Anaheim, California 92806.

     Our Bylaws contain procedures to be followed in connection with nominations for director and stockholder proposals. Because this is our first annual meeting as a public company, we are publishing these pre-notification Bylaws in this report.

     Director Nominations for Annual Meeting. At the Annual Meeting, the stockholders will be asked to elect three Class I Directors. The Board of Directors will nominate three persons for election as Class I directors and will solicit proxies for such directors pursuant to a proxy statement to be mailed to stockholders at a later date. This report is not a solicitation of a proxy on behalf of the Company. Our Bylaws set forth certain procedures relating to the nomination of directors. Under our Bylaws, nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in our Bylaws, (ii) will be entitled to vote for the election of directors at the Annual Meeting, and (iii) complies with the notice procedures set forth in our Bylaws. Nominations by stockholders must be made by delivering a written notice to the Company.

     Under the procedures set forth in our Bylaws, in order to be timely for the 2001 Annual Meeting, a stockholder's notice regarding a director nomination must be delivered to or mailed and received by the Company not later than April 15, 2001 (the 10th day following the date of this announcement) to the Company's principal executive offices at 1220 Simon Circle, Anaheim, California 92806, to the attention of Joseph P. Gisch, Secretary. The written notice must include
(a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director of the Company.

     In addition to the nomination procedures outlined in our Bylaws, a stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the nomination of directors.

     Stockholder Proposals for Annual Meeting. Our Bylaws also set forth certain procedures for properly bringing other business before an annual meeting of the stockholders. For business (other than the nomination of directors) to be properly brought before an annual meeting by a

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stockholder, the stockholder must timely deliver a written notice regarding the proposal to the Company.

     To be timely, a stockholder proposal must be submitted to the Company no later than April 15, 2001. Upon your request, if such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in our proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. Any such stockholder proposals should be mailed or delivered to the attention of the Secretary of the Company, Joseph
P. Gisch, at 1220 Simon Circle, Anaheim, California 92806. With respect to any proposal that a stockholder of the Company presents at the Annual Meeting that is not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for the Annual Meeting will confer discretionary voting authority to vote on such stockholder proposal unless (a) the Company is notified of such proposal no later than April15, 2001 (the 10th day following the date of this announcement), and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act. The written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DDI CORP.


Date:  April 5, 2001                       By:    /s/ Joseph P. Gisch
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                                                  Joseph P. Gisch
                                                  Chief Financial Officer